As filed with the Securities and Exchange Commission on October 30, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S‑8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

eGAIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0466366
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1252 Borregas Avenue Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

eGain Communications Corporation 2005 Stock Incentive Plan
eGain Communications Corporation 2005 Management Stock Option Plan

(Full title of the plans)

Lara M. Bliesner, Esq. eGain Corporation 1252 Borregas Avenue Sunnyvale, CA 94089 (408) 636-4500 (Name, address and telephone number of agent for service)	Copy to: Stanley F. Pierson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated Filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.001 per share: to be issued under the eGain Communications Corporation 2005 Stock Incentive Plan	1,000,000 shares	$ 4.22	$ 4,220,000	$ 490.36
Common Stock, par value $.001 per share: to be issued under the eGain Communications Corporation 2005 Management Stock Option Plan	1,000,000 shares	$ 4.22	$ 4,220,000	$ 490.36
Total Registration Fee				$ 980.72
(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)

Calculated pursuant to General Instruction E to Form S-8.  Pursuant to Rule 416, this registration statement also covers an indeterminate amount of additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)

Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the on the basis of the average of the high and low prices of the common stock on The NASDAQ Capital Market on October 27, 2014.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed to register an additional 2,000,000 shares of Common Stock issuable pursuant to the Registrant’s eGain Communications Corporation 2005 Stock Incentive Plan and eGain Communications Corporation 2005 Management Stock Option Plan (collectively, the “Plans”). This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the Plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 21, 2005 (File No. 333-129854), October 1, 2008 (File No. 333-153763) and on August 4, 2009 (File No. 333-161019) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10‑K for the fiscal year ended June 30, 2014;
(b)	Registrant’s Annual Report on Form 10-K/A filed with the Commission on October 24, 2014;
(c)	Registrant’s Current Reports on Form 8-K, and as amended on Form 8-K/A, filed with the Commission on August 4, 2014, August 6, 2014 and October 14, 2014;
(d)

The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A, filed October 11, 2011 (file No. 001-35314), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.Exhibits.

The Exhibit Index set forth herein is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 30th day of October, 2014.

eGAIN CORPORATION

By:	/s/ Ashutosh Roy
Ashutosh Roy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ASHUTOSH ROY and ERIC N. SMIT, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S‑8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ashutosh Roy	Chief Executive Officer and Director	October 30, 2014
Ashutosh Roy	(Principal Executive Officer)
/s/ Eric N. Smit	Chief Financial Officer	October 30, 2014
Eric N. Smit	(Duly Authorized Officer and Principal Financial and Accounting Officer)
/s/ David Scott	Director	October 30, 2014
David Scott
/s/ Gunjan Sinha	Director	October 30, 2014
Gunjan Sinha
/s/ Phiroz P. Darukhanavala	Director	October 30, 2014
Phiroz P. Darukhanavala

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1	eGain Communications Corporations 2005 Stock incentive Plan
10.2	eGain Communications Corporations 2005 Management Plan
23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1 hereto).
24.1	Powers of Attorney (see page 2).

(1)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed with the Commission on May 16, 2005.
(2)	Incorporated by reference to Exhibit 10.1 the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2005.

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